Exhibit 99.1

1st Quarter 2008 Conference Call April 24, 2008 Hertz Global Holdings, Inc.

2 Safe Harbor Statement Certain statements made within this presentation contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of performance and by their nature are subject to inherent uncertainties. Actual results may differ materially. Any forward-looking information relayed in this presentation speaks only as of April 24, 2008, and the Company undertakes no obligation to update that information to reflect changed circumstances. Additional information concerning these statements is contained in the Company’s press release regarding its First Quarter results issued on April 23, 2008, and the Risk Factors and Forward-Looking Statements sections of the Company’s 2007 10-K filing with the SEC. Copies of these materials are available from the SEC, the Hertz web site or the Company’s Investor Relations Department.

3 Today’s Agenda • Strategic Overview – Mark Frissora, Chairman and CEO • Operating and Financial Review – Elyse Douglas, Executive VP and CFO • 2008 Outlook – Mark Frissora, Chairman and CEO • Question & Answer Session

4 Non-GAAP Measures The following Non-GAAP measures will be used in the presentation: • Corporate EBITDA • Adjusted Pre-Tax Income • Adjusted Net Income • Adjusted Diluted Earnings Per Share • Net Corporate Debt • Levered After-Tax Cash Flow After Fleet Growth Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation

5 Q1 2008 Financial Highlights • Hertz had a solid quarter – Overcame challenging macro-economic environment $ in millions, except per share calculations Q1 2008 Q1 2007 Better / <Worse> Actual Actual vs. Q1 2007 Revenue $2,039.2 $1,921.5 6.1% GAAP Pre-Tax Loss ($55.8) ($90.6) 38.4% Net Loss ($57.7) ($62.6) 7.8% Loss per Share ($0.18) ($0.20) 10.0% Net Cash Provided by Operating Activities $1,128.2 $1,123.4 0.4% Non-GAAP Adjusted Pre-Tax Income $17.1 $16.1 6.2% Adjusted Net Income $6.5 $6.3 3.2% Adjusted EPS $0.02 $0.02 0.0% Corporate EBITDA $235.0 $238.0 <1.3%> Levered After-Tax Cash Flow After Fleet Growth ($232.7) N/M $122.9

6 Hertz Is Well Diversified • Global brand – International revenues grew 24% inclusive of currency effect – Represents 33% of consolidated revenues – Network expansion • WW R-A-C – Strong U.S. off airport market growth – Online penetration increased to 28% – Enhanced travel partnerships • WW HERC – Strong growth in Canada and Europe – Initiatives helped offset construction slowdown

7 Hertz “Under Construction” • Continued focus on cost and efficiency initiatives – “COE” model (Center of Expertise) • Global cross-functional units to improve processes • Real Estate, Human Resources, Information Technology, Marketing, Finance – Outsourcing contracts • Information Technology (IBM) • Worldwide procurement (ICG Commerce) • Real estate (CB Richard Ellis) – Cost savings expectations • On track to deliver additional $250 mln in 2008 • After inflation, investment and lower pricing offset, $75 mln added to adjusted pre-tax income • Projected total savings: $440 mln in 2008; $800 mln in 2010

8 Fleet Management Sensitivity • Consolidated fleet holding costs = ~30% of revenues – Fleet efficiency improvement of 1 percentage point • R-A-C: $30 million per year • HERC: $7 million per year – Fleet depreciation & interest reduction of 1% • $25 million per year • Consolidated fleet purchases of $9.3 billion per year – Acquisition cost reduction of 1 percentage point • $15 to $20 million of levered cash flow

9 Fleet Portfolio Management • Driving to a more diverse car rental fleet – Largest single supplier at 44% four years ago, now at 26% – Over 30 different manufacturers • Objective: Lower R-A-C/HERC fleet holding cost – Strategic acquisition and disposal practices • Dealer direct purchase/sale benefits • Online disposal channels – Portfolio management • Optimizing holding periods and fleet levels – Fleet category consolidation • Simplify rental process • Standardize product type and maintenance

10 Customer Focus Initiatives • Hertz Improvement Process (HIP) – Over 13,000 employees trained – Training additional 1,500 employees in 2008 – 60% of consolidated revenues covered by year end • Net Promoter Score (NPS) – Customer satisfaction improving • North America R-A-C: +9 points (year-over-year) • Europe R-A-C: +11 points (since April 2007) • Online initiatives – “Click to Chat” on Hertz.com – Express check-in online service

11 Car Rental Commentary • Domestic – RPD <2.9%> due to price pressure and mix shift • Online leisure and off-airport in U.S. – Average rental length: +5.6% – Transaction days: +2.0% • International – RPD <2.8>% due to mix shift – Average rental length: +6.4% • Europe (+7.9%): Growth in vans, monthly rentals, leisure – Transaction days: +11.3%

12 HERC Commentary • Q1 revenue growth of 5.4% – U.S. construction market softness – Continued strength in industrial and oil-related activity – Quilovat and All Reach Equipment acquisitions • Fleet age of 30.8 months – relatively young • Fleet capital expenditure YTD $ in millions Q1 2008 Maintenance Capex $78 Growth Capex ($52) Foreign Exchange Impact ($6) Net Capex* $20 *Before purchase accounting

13 Q1 2008 Consolidated Highlights • Solid performance in challenging quarter $ in millions, except per share calculations Q1 2008 Q1 2007 Better / <Worse> Actual Actual vs. Q1 2007 Revenue $2,039.2 $1,921.5 6.1% GAAP Pre-Tax Loss ($55.8) ($90.6) 38.4% Net Loss ($57.7) ($62.6) 7.8% Loss per Share ($0.18) ($0.20) 10.0% Net Cash Provided by Operating Activities $1,128.2 $1,123.4 0.4% Non-GAAP Adjusted Pre-Tax Income $17.1 $16.1 6.2% Adjusted Net Income $6.5 $6.3 3.2% Adjusted EPS $0.02 $0.02 0.0% Corporate EBITDA $235.0 $238.0 <1.3%> Levered After-Tax Cash Flow After Fleet Growth ($232.7) N/M $122.9

14 Fleet Efficiency & Residual Update • Fleet efficiency* year-over-year – WW R-A-C: +0.9 pps • Fleet initiatives – WW HERC: <2.6> pps • Fleet rebalancing • U.S. residual values under pressure year-over-year – Manheim Index average for Q108: <4.7%> – Hertz average for Q108: <89 bps> • Younger, more diverse fleet • Varied sales channels • Disposal timing flexibility * Fleet efficiency calculation: R-A-C: (Annualized transaction days)/(Average fleet)/(365) HERC: (Annualized total HERC revenue less equipment sales and other revenue)/(Average acquisition cost of rental equipment operated)

15 Debt and Liquidity Highlights • Ample room under existing covenants – Consolidated leverage ratio 3.0:1 (maximum 5.25:1) – Consolidated interest coverage 4.0:1 (minimum 2.0x) • Total liquidity of $5.6 billion – $3.5 billion fleet financing – $1.4 billion corporate credit facilities – $729 million cash • Total debt of $11.6 billion – 35% @ floating rate • Proactively reviewing financing opportunities

16 Update on Taxes Q1 2008 FY 2008 Actual Projected 5.3% 34.0% $8.9 $65 Cash taxes (mlns) Effective tax rate • Q1 GAAP effective income tax rate is low due to the interaction between interim period tax accounting treatment (FIN 18) and the seasonality of our business • Hertz not expecting to pay material U.S. cash federal income taxes until 2011 – Like Kind Exchange programs – Bonus depreciation not likely to defer tax liability further

17 Cash Flow Update • LTM Levered after-tax cash flows after fleet growth were $197 million Q108 vs. $462 million Q107 – Higher earnings: $112 million – Improved working capital: $170 million – Lower HERC fleet investment: $26 million – Higher R-A-C net equity need: $496 million • Cash flows reduced net corporate debt to $4.22 billion

18 2008 Full Year Guidance Affirmed • First half of 2008 more challenging than second half Expected range Increase vs. 2007 Total Revenue* $8,900 - $9,000 2.5% - 3.6% Corporate EBITDA $1,575 - $1,615 2.2% - 4.8% Adjusted Pre-Tax Income $725 - $750 9.7% - 13.5% Adjusted Net Income** $450 - $470 9.8% - 14.7% Adjusted EPS** $1.38 - $1.44 9.8% - 14.7% Levered After-Tax Cash Flow After Fleet Growth $550 - $650 Flat - 17.6% *Expected revenue growth by segment Car rental: 2.5% – 3.5% HERC: 3% – 8% **Note: Notional tax rate of 34% Assumes diluted share count of 325.5 million

Table 1

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

Unaudited

	Three Months Ended March 31,		As a Percent of Total Revenues
	2008	2007	2008	2007
Total revenues	$2,039.2	$1,921.5	100.0%	100.0%

Expenses:
Direct operating	1,171.5	1,114.3	57.4%	58.0%
Depreciation of revenue earning equipment	533.9	467.8	26.2%	24.3%
Selling, general and administrative	193.4	200.4	9.5%	10.4%
Interest, net of interest income	196.2	229.6	9.6%	12.0%
Total expenses	2,095.0	2,012.1	102.7%	104.7%
Loss before income taxes and
minority interest	(55.8)	(90.6)	(2.7)%	(4.7)%
Benefit for taxes on income	2.9	32.1	0.1%	1.6%
Minority interest	(4.8)	(4.1)	(0.2)%	(0.2)%
Net loss	$(57.7)	$(62.6)	(2.8)%	(3.3)%

Weighted average number of shares outstanding:
Basic	322.2	320.6
Diluted	322.2	320.6

Loss per share:
Basic	$(0.18)	$(0.20)
Diluted	$(0.18)	$(0.20)

Table 2

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions)

Unaudited

	Three Months Ended March 31, 2008
	As Reported	Adjustments		As Adjusted
Total revenues	$2,039.2	$—		$2,039.2

Expenses:
Direct operating	1,171.5	(32.4	)(a)	1,139.1
Depreciation of revenue earning
equipment	533.9	(5.0	)(b)	528.9
Selling, general and administrative	193.4	(21.0	)(c)	172.4
Interest, net of interest income	196.2	(14.5	)(d)	181.7
Total expenses	2,095.0	(72.9)		2,022.1
Income (loss) before income taxes
and minority interest	(55.8)	72.9		17.1
Benefit (provision) for taxes on income	2.9 (e)	(8.7	)(f)	(5.8)
Minority interest	(4.8)	—		(4.8)
Net income (loss)	$(57.7)	$64.2		$6.5

	Three Months Ended March 31, 2007
	As Reported	Adjustments		As Adjusted
Total revenues	$1,921.5	$—		$1,921.5

Expenses:
Direct operating	1,114.3	(31.5	)(a)	1,082.8
Depreciation of revenue earning
equipment	467.8	(4.3	)(b)	463.5
Selling, general and administrative	200.4	(22.5	)(c)	177.9
Interest, net of interest income	229.6	(48.4	)(d)	181.2
Total expenses	2,012.1	(106.7)		1,905.4
Income (loss) before income taxes
and minority interest	(90.6)	106.7		16.1
Benefit (provision) for taxes on income	32.1	(37.8	)(f)	(5.7)
Minority interest	(4.1)	—		(4.1)
Net income (loss)	$(62.6)	$68.9		$6.3

(a)

Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of certain revalued liabilities relating to purchase accounting. For the three months ended March 31, 2008 and 2007, also includes restructuring and restructuring related charges of $9.7 million and $12.9 million, respectively. For the three months ended March 31, 2008, also includes a vacation accrual adjustment of $3.1 million.

(b)	Represents the increase in depreciation of revenue earning equipment based upon its revaluation relating to purchase accounting.

(c)

For the three months ended March 31, 2008 and 2007, includes restructuring and restructuring related charges of $13.4 million and $19.7 million, respectively. Also includes an increase in depreciation of property and equipment relating to purchase accounting, among other adjustments which are detailed in Table 5.

(d)

Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts. For the three months ended March 31, 2008 and 2007, also includes $2.3 million and $12.8 million, respectively, associated with the ineffectiveness of our interest rate swaps and for the three months ended March 31, 2007, includes the write off of $16.2 million of unamortized debt costs associated with a debt modification. Total adjusted interest, net of interest income, consists of net corporate cash interest of $64.5 million and $74.0 million and net fleet cash interest of $117.2 million and $107.2 million for the three months ended March 31, 2008 and 2007, respectively.

(e)	For the three months ended March 31, 2008, includes reduced tax benefits primarily related to the non-recognition of losses in Non-U.S. jurisdictions and certain other discrete items.

(f)	Represents a provision for income taxes derived utilizing a normalized income tax rate (34% for 2008 and 35% for 2007).

Table 3

HERTZ GLOBAL HOLDINGS, INC.

SEGMENT AND OTHER INFORMATION

(In millions, except per share amounts)

Unaudited

	Three Months Ended March 31,
	2008	2007
Revenues:
Car Rental	$1,626.2	$1,529.7
Equipment Rental	411.0	389.9
Other Reconciling Items	2.0	1.9
	$2,039.2	$1,921.5

Depreciation of property and equipment:
Car Rental	$30.4	$34.2
Equipment Rental	10.7	9.9
Other Reconciling Items	1.6	1.6
	$42.7	$45.7

Amortization of other intangible assets:
Car Rental	$8.3	$7.3
Equipment Rental	8.1	8.1
	$16.4	$15.4

Income (loss) before income taxes and minority interest:
Car Rental	$(5.8)	$(16.8)
Equipment Rental	39.4	46.0
Other Reconciling Items	(89.4)	(119.8)
	$(55.8)	$(90.6)

Corporate EBITDA (a):
Car Rental	$65.8	$74.3
Equipment Rental	181.4	173.9
Other Reconciling Items	(12.2)	(10.2)
	$235.0	$238.0

Adjusted pre-tax income (loss) (a):
Car Rental	$39.3	$36.9
Equipment Rental	59.3	65.6
Other Reconciling Items	(81.5)	(86.4)
	$17.1	$16.1

Adjusted net income (loss) (a):
Car Rental	$26.0	$24.0
Equipment Rental	39.1	42.6
Other Reconciling Items	(58.6)	(60.3)
	$6.5	$6.3

Pro forma diluted number of shares outstanding (a)	325.5	324.8

Adjusted diluted earnings per share (a)	$0.02	$0.02

(a)	Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

Note:

“Other Reconciling Items” includes general corporate expenses, certain interest expense (including net interest on corporate debt), as well as other business activities such as our third-party claim management services. See Table 5.

Table 4

HERTZ GLOBAL HOLDINGS, INC.

SELECTED OPERATING AND FINANCIAL DATA

Unaudited

	Three Months Ended, or as of March 31, 2008	Percent change from prior year period

Selected Car Rental Operating Data

Worldwide number of transactions (in thousands)	6,565	(1.5)%
Domestic	4,900	(3.4)%
International	1,665	4.6%

Worldwide transaction days (in thousands)	30,239	4.6%
Domestic	21,264	2.0%
International	8,975	11.3%

Worldwide rental rate revenue per transaction day (a)	$44.94	(2.6)%
Domestic	$43.10	(2.9)%
International (b)	$49.31	(2.8)%

Worldwide average number of company-operated cars during period	437,400	3.3%
Domestic	304,400	0.6%
International	133,000	10.0%

Worldwide revenue earning equipment, net (in millions)	$8,406.5	4.6%

Selected Worldwide Equipment Rental Operating Data

Rental and rental related revenue (in millions) (a) (b)	$367.5	1.8%
Same store revenue growth, including initiatives (a)	0.1%	N/M
Average acquisition cost of rental equipment operated during period (in millions)	$3,480.4	12.6%
Revenue earning equipment, net (in millions)	$2,640.1	9.0%

Other Financial Data (in millions)

Cash flows provided by operating activities	$1,128.2	0.4%
Levered after-tax cash flow before fleet growth (a)	321.2	(27.2)%
Levered after-tax cash flow after fleet growth (a)	(232.7)	N/M
EBITDA (a)	728.6	9.8%
Corporate EBITDA (a)	235.0	(1.3)%

Selected Balance Sheet Data (in millions)

	March 31, 2008	December 31, 2007
Cash and equivalents	$728.9	$730.2
Total revenue earning equipment, net	11,046.6	10,307.9
Total assets	19,362.9	19,255.7
Total debt	11,635.1	11,960.1
Net corporate debt (a)	4,217.4	3,984.7
Net fleet debt (a)	6,552.3	6,584.2
Stockholders’ equity	2,865.6	2,913.4

(a)	Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

(b)	Based on 12/31/07 foreign exchange rates.

Table 5

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except per share amounts)

Unaudited

ADJUSTED PRE-TAX INCOME (LOSS) AND  ADJUSTED NET INCOME (LOSS)

	Three Months Ended March 31, 2008
	Car Rental	Equipment Rental	Other Reconciling Items	Total
Total revenues:	$1,626.2	$411.0	$2.0	$2,039.2
Expenses:
Direct operating and selling, general and administrative	1,092.1	251.6	21.2	1,364.9
Depreciation of revenue earning equipment	447.4	86.5	—	533.9
Interest, net of interest income	92.5	33.5	70.2	196.2
Total expenses	1,632.0	371.6	91.4	2,095.0
Income (loss) before income taxes and minority interest	(5.8)	39.4	(89.4)	(55.8)
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	10.4	8.9	0.5	19.8
Depreciation of revenue earning equipment	(0.1)	5.1	—	5.0
Non-cash debt charges (b)	8.6	2.7	3.2	14.5
Restructuring charges (c)	15.8	1.7	2.1	19.6
Restructuring related charges (c)	2.1	0.7	0.7	3.5
Vacation accrual adjustment (c)	2.3	0.8	0.1	3.2
Unrealized loss on derivative (d)	6.0	—	—	6.0
Management transition costs (d)	—	—	1.3	1.3
Adjusted pre-tax income (loss)	39.3	59.3	(81.5)	17.1
Assumed (provision) benefit for income taxes of 34%	(13.3)	(20.2)	27.7	(5.8)
Minority interest	—	—	(4.8)	(4.8)
Adjusted net income (loss)	$26.0	$39.1	$(58.6)	$6.5

Pro forma diluted number of shares outstanding				325.5

Adjusted diluted earnings per share				$0.02

Table 5 (page 2)

	Three Months Ended March 31, 2007
	Car Rental	Equipment Rental	Other Reconciling Items	Total
Total revenues:	$1,529.7	$389.9	$1.9	$1,921.5
Expenses:
Direct operating and selling, general and administrative	1,045.2	237.0	32.5	1,314.7
Depreciation of revenue earning equipment	395.9	71.9	—	467.8
Interest, net of interest income	105.4	35.0	89.2	229.6
Total expenses	1,546.5	343.9	121.7	2,012.1
Income (loss) before income taxes and minority interest	(16.8)	46.0	(119.8)	(90.6)
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	9.6	8.8	0.4	18.8
Depreciation of revenue earning equipment	(1.9)	6.2	—	4.3
Non-cash debt charges (b)	26.3	2.8	19.3	48.4
Restructuring charges (c)	19.7	1.8	11.1	32.6
Management transition costs (d)	—	—	2.6	2.6
Adjusted pre-tax income (loss)	36.9	65.6	(86.4)	16.1
Assumed (provision) benefit for income taxes of 35%	(12.9)	(23.0)	30.2	(5.7)
Minority interest	—	—	(4.1)	(4.1)
Adjusted net income (loss)	$24.0	$42.6	$(60.3)	$6.3

Pro forma diluted number of shares outstanding				324.8

Adjusted diluted earnings per share				$0.02

(a)

Represents the purchase accounting effects of the acquisition of all of Hertz’s common stock on December 21, 2005 and any subsequent acquisitions on our results of operations relating to increased depreciation and amortization of tangible and intangible assets and accretion of revalued workers’ compensation and public liability and property damage liabilities.

(b)

Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts. For the three months ended March 31, 2008 and 2007, also includes $2.3 million and $12.8 million, respectively, associated with the ineffectiveness of our interest rates swaps and for the three months ended March 31, 2007, includes the write off of $16.2 million of unamortized debt costs associated with a debt modification.

(c)	Amounts are included within direct operating and selling, general and administrative expense in our statement of operations.
(d)	Amounts are included within selling, general and administrative expense in our statement of operations.

Table 6

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW,

LEVERED AFTER-TAX CASH FLOW BEFORE FLEET GROWTH AND AFTER FLEET GROWTH

	Three Months Ended March 31, 2008
	Car Rental	Equipment Rental	Other Reconciling Items	Total

Income (loss) before income taxes and minority interest	$(5.8)	$39.4	$(89.4)	$(55.8)
Depreciation and amortization	486.1	105.3	1.6	593.0
Interest, net of interest income	92.5	33.5	70.2	196.2
Minority interest	—	—	(4.8)	(4.8)
EBITDA	572.8	178.2	(22.4)	728.6
Adjustments:
Car rental fleet interest	(94.0)	—	—	(94.0)
Car rental fleet depreciation	(447.4)	—	—	(447.4)
Non-cash expenses and charges (a)	14.2	—	6.0	20.2
Extraordinary, unusual or non-recurring gains and losses (b)	20.2	3.2	4.2	27.6
Corporate EBITDA	$65.8	$181.4	$(12.2)	235.0
Equipment rental maintenance capital expenditures, net				(78.1)
Non-fleet capital expenditures, net				(47.3)
Changes in working capital				425.5
Changes in other assets and liabilities				(110.9)
Unlevered pre-tax cash flow (c)				424.2
Corporate net cash interest				(94.1)
Corporate cash taxes				(8.9)
Levered after-tax cash flow before fleet growth (c)				321.2
Equipment rental fleet growth capital expenditures				52.4
Car rental net fleet equity requirement				(606.3)
Levered after-tax cash flow after fleet growth (c)				$(232.7)

	Three Months Ended March 31, 2007
	Car Rental	Equipment Rental	Other Reconciling Items	Total

Income (loss) before income taxes and minority interest	$(16.8)	$46.0	$(119.8)	$(90.6)
Depreciation and amortization	437.4	89.9	1.6	528.9
Interest, net of interest income	105.4	35.0	89.2	229.6
Minority interest	—	—	(4.1)	(4.1)
EBITDA	526.0	170.9	(33.1)	663.8
Adjustments:
Car rental fleet interest	(102.8)	—	—	(102.8)
Car rental fleet depreciation	(395.9)	—	—	(395.9)
Non-cash expenses and charges (a)	27.3	1.2	9.2	37.7
Extraordinary, unusual or non-recurring gains and losses (b)	19.7	1.8	13.7	35.2
Corporate EBITDA	$74.3	$173.9	$(10.2)	238.0
Equipment rental maintenance capital expenditures, net				(62.6)
Non-fleet capital expenditures, net				(32.1)
Changes in working capital				447.4
Changes in other assets and liabilities				(43.5)
Unlevered pre-tax cash flow (c)				547.2
Corporate net cash interest				(102.9)
Corporate cash taxes				(3.2)
Levered after-tax cash flow before fleet growth (c)				441.1
Equipment rental fleet growth capital expenditures				6.5
Car rental net fleet equity requirement				(324.7)
Levered after-tax cash flow after fleet growth (c)				$122.9

Table 6 (page 2)

(a)	As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of certain non-cash expenses and charges. The adjustments reflect the following:

NON-CASH EXPENSES AND CHARGES	Three Months Ended March 31, 2008
	Car Rental	Equipment Rental	Other Reconciling Items	Total

Non-cash amortization of debt costs included in car rental fleet interest	$8.2	$—	$—	$8.2
Non-cash stock-based employee compensation charges	—	—	6.0	6.0
Unrealized loss on derivatives	6.0	—	—	6.0
Total non-cash expenses and charges	$14.2	$—	$6.0	$20.2

NON-CASH EXPENSES AND CHARGES	Three Months Ended March 31, 2007
	Car Rental	Equipment Rental	Other Reconciling Items	Total

Non-cash amortization of debt costs included in car rental fleet interest	$25.7	$—	$—	$25.7
Non-cash stock-based employee compensation charges	—	—	6.1	6.1
Non-cash charges for workers’ compensation	1.3	1.2	—	2.5
Non-cash charges for pension	—	—	1.3	1.3
Non-cash charges for public liability and property damage	—	—	1.8	1.8
Unrealized loss on derivatives	0.3	—	—	0.3
Total non-cash expenses and charges	$27.3	$1.2	$9.2	$37.7

(b)

As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of extraordinary, unusual or non-recurring gains or losses or charges or credits. The adjustments reflect the following:

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS	Three Months Ended March 31, 2008
	Car Rental	Equipment Rental	Other Reconciling Items	Total

Restructuring charges	$15.8	$1.7	$2.1	$19.6
Restructuring related charges	2.1	0.7	0.7	3.5
Vacation accrual adjustment	2.3	0.8	0.1	3.2
Management transition costs	—	—	1.3	1.3
Total extraordinary, unusual or non-recurring items	$20.2	$3.2	$4.2	$27.6

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS	Three Months Ended March 31, 2007
	Car Rental	Equipment Rental	Other Reconciling Items	Total

Restructuring charges	$19.7	$1.8	$11.1	$32.6
Management transition costs	—	—	2.6	2.6
Total extraordinary, unusual or non-recurring items	$19.7	$1.8	$13.7	$35.2

(c)	Amounts include the effect of fluctuations in foreign currency.

Table 7

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

RECONCILIATION FROM ADJUSTED PRE-TAX INCOME (LOSS) TO CORPORATE EBITDA

	Three Months Ended March 31, 2008
	Car Rental	Equipment Rental	Other Reconciling Items	Total
Adjusted pre-tax income (loss) (a)	$39.3	$59.3	$(81.5)	$17.1
Depreciation of property and equipment	30.4	10.7	1.6	42.7
Amortization of other intangible assets	8.3	8.1	—	16.4
Equipment rental fleet depreciation	—	86.5	—	86.5
Interest, net of interest income	92.5	33.5	70.2	196.2
Car rental fleet interest	(94.0)	—	—	(94.0)
Non-cash debt charges	(8.6)	(2.7)	(3.2)	(14.5)
Non-cash amortization of debt costs included in car rental fleet interest	8.2	—	—	8.2
Purchase accounting	(10.3)	(14.0)	(0.5)	(24.8)
Non-cash stock-based
employee compensation charges	—	—	6.0	6.0
Minority interest	—	—	(4.8)	(4.8)
Corporate EBITDA (a)	$65.8	$181.4	$(12.2)	$235.0

	Three Months Ended March 31, 2007
	Car Rental	Equipment Rental	Other Reconciling Items	Total
Adjusted pre-tax income (loss) (a)	$36.9	$65.6	$(86.4)	$16.1
Depreciation of property and equipment	34.2	9.9	1.6	45.7
Amortization of other intangible assets	7.3	8.1	—	15.4
Equipment rental fleet depreciation	—	71.9	—	71.9
Interest, net of interest income	105.4	35.0	89.2	229.6
Car rental fleet interest	(102.8)	—	—	(102.8)
Non-cash debt charges	(26.3)	(2.8)	(19.3)	(48.4)
Non-cash amortization of debt costs included in car rental fleet interest	25.7	—	—	25.7
Purchase accounting	(7.7)	(15.0)	(0.4)	(23.1)
Non-cash stock-based employee compensation charges	—	—	6.1	6.1
Non-cash charges for workers’ compensation	1.3	1.2	—	2.5
Non-cash charges for pension	—	—	1.3	1.3
Non-cash charges for public liability and property damage	—	—	1.8	1.8
Unrealized loss on derivatives	0.3	—	—	0.3
Minority interest	—	—	(4.1)	(4.1)
Corporate EBITDA (a)	$74.3	$173.9	$(10.2)	$238.0

(a)	Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

Table 8

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except as noted)

Unaudited

RECONCILIATION FROM OPERATING CASH FLOWS TO EBITDA:	Three Months Ended March 31,
	2008	2007
Net cash provided by operating activities	$1,128.2	$1,123.4
Amortization of debt and debt modification costs	(12.2)	(35.6)
Provision for losses on doubtful accounts	(6.0)	(2.9)
Unrealized loss on derivatives	(6.0)	(0.3)
Gain on sale of property and equipment	5.4	1.4
Loss on ineffectiveness of interest rate swaps	(2.3)	(12.8)
Stock-based employee compensation charges	(6.0)	(6.1)
Minority interest	(4.8)	(4.1)
Deferred income taxes	12.8	24.2
Benefit for taxes on income	(2.9)	(32.1)
Interest, net of interest income	196.2	229.6
Net changes in assets and liabilities	(573.8)	(620.9)
EBITDA	$728.6	$663.8

NET CORPORATE DEBT & NET FLEET DEBT	March 31, 2008	December 31, 2007	March 31, 2007

Corporate Debt
Debt, less:	$11,635.1	$11,960.1	$11,756.9
U.S. Fleet Debt and Pre-Acquisition Notes	4,522.4	4,603.5	4,860.0
International Fleet Debt	1,532.0	1,912.4	1,692.7
U.K. Leveraged Financing	121.9	222.7	—
Fleet Financing Facility	172.5	170.4	173.0
Canadian Fleet Financing Facility	133.4	155.4	—
Other International Facilities	104.2	92.9	24.6
Fleet Debt	$6,586.4	$7,157.3	$6,750.3
Corporate Debt	$5,048.7	$4,802.8	$5,006.6

Corporate Restricted Cash
Restricted Cash, less:	$136.5	$661.0	$191.8
Restricted Cash Associated with Fleet Debt	(34.1)	(573.1)	(76.5)
Corporate Restricted Cash	$102.4	$87.9	$115.3

Net Corporate Debt
Corporate Debt, less:	$5,048.7	$4,802.8	$5,006.6
Cash and Equivalents	(728.9)	(730.2)	(476.9)
Corporate Restricted Cash	(102.4)	(87.9)	(115.3)
Net Corporate Debt	$4,217.4	$3,984.7	$4,414.4

Net Fleet Debt
Fleet Debt, less:	$6,586.4	$7,157.3	$6,750.3
Restricted Cash Associated with Fleet Debt	(34.1)	(573.1)	(76.5)
Net Fleet Debt	$6,552.3	$6,584.2	$6,673.8

Table 8 (page 2)

NET CORPORATE DEBT & NET FLEET DEBT	December 31, 2006	March 31, 2006

Corporate Debt
Debt, less:	$12,276.2	$12,459.7
U.S. Fleet Debt and Pre-Acquisition Notes	4,845.2	5,247.5
International Fleet Debt	1,987.8	1,579.6
Fleet Financing Facility	165.9	—
Fleet Debt	$6,998.9	$6,827.1
Corporate Debt	$5,277.3	$5,632.6

Corporate Restricted Cash
Restricted Cash, less:	$552.5	$248.3
Restricted Cash Associated with Fleet Debt	(487.0)	(171.7)
Corporate Restricted Cash	$65.5	$76.6

Net Corporate Debt
Corporate Debt, less:	$5,277.3	$5,632.6
Cash and Equivalents	(674.5)	(679.4)
Corporate Restricted Cash	(65.5)	(76.6)
Net Corporate Debt	$4,537.3	$4,876.6

Net Fleet Debt
Fleet Debt, less:	$6,998.9	$6,827.1
Restricted Cash Associated with Fleet Debt	(487.0)	(171.7)
Net Fleet Debt	$6,511.9	$6,655.4

CAR RENTAL RATE REVENUE PER TRANSACTION DAY (a)	Three Months Ended March 31,
	2008	2007

Car rental revenue per statement of operations (b)	$1,598.1	$1,505.1
Non-rental rate revenue (c)	(228.2)	(217.5)
Foreign currency adjustment	(10.9)	47.1
Rental rate revenue	$1,359.0	$1,334.7
Transactions days (in thousands)	30,239	28,912
Rental rate revenue per transaction day (in whole dollars)	$44.94	$46.16

EQUIPMENT RENTAL AND RENTAL RELATED REVENUE (a)	Three Months Ended March 31,
	2008	2007

Equipment rental revenue per statement of operations	$410.8	$389.8
Equipment sales and other revenue	(41.8)	(41.7)
Foreign currency adjustment	(1.5)	13.0
Rental and rental related revenue	$367.5	$361.1

(a)	Based on 12/31/07 foreign exchange rates.
(b)	Includes U.S. off-airport revenues of $232.4 million and $218.1 million for the three months ended March 31, 2008 and 2007, respectively.
(c)	Consists of domestic revenues of $160.1 million and $152.6 million and international revenues of $68.1 million and $64.9 million for the three months ended March 31, 2008 and 2007, respectively.

Table 9

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW, LEVERED AFTER-TAX CASH FLOW BEFORE FLEET GROWTH AND AFTER FLEET GROWTH

	Last Twelve Months Ended March 31, 2008	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007	Year Ended December 31, 2007

Income (loss) before income taxes and minority interest	$421.6	$(55.8)	$(90.6)	$386.8
Depreciation and amortization	2,307.2	593.0	528.9	2,243.1
Interest, net of interest income	842.0	196.2	229.6	875.4
Minority interest	(20.4)	(4.8)	(4.1)	(19.7)
EBITDA	3,550.4	728.6	663.8	3,485.6
Adjustments:
Car rental fleet interest	(419.0)	(94.0)	(102.8)	(427.8)
Car rental fleet depreciation	(1,746.9)	(447.4)	(395.9)	(1,695.4)
Non-cash expenses and charges	84.7	20.2	37.7	102.2
Non-cash expenses and charges to arrive at LTM (a)	(2.2)	—	—	—
Extraordinary, unusual or non-recurring gains and losses	69.3	27.6	35.2	76.9
Corporate EBITDA	1,536.3	235.0	238.0	1,541.5
Equipment rental maintenance capital expenditures, net	(288.3)	(78.1)	(62.6)	(272.8)
Non-fleet capital expenditures, net	(169.8)	(47.3)	(32.1)	(154.6)
Changes in working capital	261.7	425.5	447.4	283.6
Changes in other assets and liabilities	(194.9)	(110.9)	(43.5)	(127.5)
Changes in other assets and liabilities to arrive at LTM (a)	2.2	—	—	—
Unlevered pre-tax cash flow (b)	1,147.2	424.2	547.2	1,270.2
Corporate net cash interest	(390.8)	(94.1)	(102.9)	(399.6)
Corporate cash taxes	(34.0)	(8.9)	(3.2)	(28.3)
Levered after-tax cash flow before fleet growth (b)	722.4	321.2	441.1	842.3
Equipment rental fleet growth capital expenditures	(235.9)	52.4	6.5	(281.8)
Car rental net fleet equity requirement	(289.5)	(606.3)	(324.7)	(7.9)
Levered after-tax cash flow after fleet growth (b)	$197.0	$(232.7)	$122.9	$552.6

Table 9 (page 2)

	Last Twelve Months Ended March 31, 2007	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006	Year Ended December 31, 2006

Income (loss) before income taxes and minority interest	$173.3	$(90.6)	$(63.3)	$200.6
Depreciation and amortization	2,072.7	528.9	472.3	2,016.1
Interest, net of interest income	920.0	229.6	210.3	900.7
Minority interest	(17.6)	(4.1)	(3.2)	(16.7)
EBITDA	3,148.4	663.8	616.1	3,100.7
Adjustments:
Car rental fleet interest	(404.8)	(102.8)	(98.0)	(400.0)
Car rental fleet depreciation	(1,529.9)	(395.9)	(345.6)	(1,479.6)
Non-cash expenses and charges	136.9	37.7	31.4	130.6
Non-cash expenses and charges to arrive at LTM (a)	6.8	—	—	—
Extraordinary, unusual or non-recurring gains and losses	65.0	35.2	(6.0)	23.8
Sponsors’ fees	2.4	—	0.8	3.2
Corporate EBITDA	1,424.8	238.0	198.7	1,378.7
Equipment rental maintenance capital expenditures, net	(246.3)	(62.6)	(52.8)	(236.5)
Non-fleet capital expenditures, net	(158.5)	(32.1)	(48.9)	(175.3)
Changes in working capital	91.5	447.4	371.2	15.3
Changes in other assets and liabilities	(124.8)	(43.5)	(6.1)	(87.4)
Changes in other assets and liabilities to arrive at LTM (a)	(6.8)	—	—	—
Unlevered pre-tax cash flow (b)	979.9	547.2	462.1	894.8
Corporate net cash interest	(429.2)	(102.9)	(104.0)	(430.3)
Corporate cash taxes	(33.6)	(3.2)	(3.2)	(33.6)
Levered after-tax cash flow before fleet growth (b)	517.1	441.1	354.9	430.9
Equipment rental fleet growth capital expenditures	(261.8)	6.5	(124.6)	(392.9)
Car rental net fleet equity requirement	206.9	(324.7)	(285.4)	246.2
Levered after-tax cash flow after fleet growth (b)	$462.2	$122.9	$(55.1)	$284.2

(a)

Adjustment necessary due to the nature of the calculation of non-cash expenses and charges where, on a quarterly basis the cash payments for a specific liability may exceed the related non-cash expense, but not on a cumulative last twelve month basis.

(b)	Amounts include the effect of fluctuations in foreign currency.
(c)	For the three months ended March 31, 2006, amount revised from $(47.1) million.

Non-GAAP Measures: Definitions and Use/Importance

On December 21, 2005 (“Closing Date”) an indirect, wholly owned subsidiary of Hertz Global Holdings, Inc. (“Hertz Holdings”) acquired all of The Hertz Corporation’s (“Hertz”) common stock from Ford Holdings LLC (“Ford Holdings”) pursuant to a Stock Purchase Agreement, dated as of September 12, 2005, among Ford Motor Company (“Ford”), Ford Holdings and Hertz Holdings (previously known as CCMG Holdings, Inc.). As a result of this transaction, investment funds associated with or designated by Clayton, Dubilier & Rice, Inc., The Carlyle Group and Merrill Lynch Global Private Equity (collectively, the “Sponsors”), owned all of the common stock of Hertz Holdings. After giving effect to the initial public offering of the common stock of Hertz Holdings in November 2006 and a secondary offering in June 2007, the Sponsors now own approximately 55% of the common stock of Hertz Holdings. We refer to the acquisition of all of Hertz’s common stock as the “Acquisition.” We refer to the Acquisition, together with related transactions entered into to finance the cash consideration for the Acquisition, to refinance certain of our existing indebtedness and to pay related transaction fees and expenses, as the “Transactions.” The term “GAAP” refers to accounting principles generally accepted in the United States of America.

Definitions of non-GAAP financial and other measures utilized in Hertz Holdings’ April 23, 2008 Press Release are set forth below. Also set forth below is a summary of the reasons why management of Hertz Holdings and Hertz believe that presentation of the non-GAAP financial measures included in the Press Release provide useful information regarding Hertz Holdings’ and Hertz’s financial condition and results of operations and additional purposes, if any, for which management of Hertz Holdings and Hertz utilize the non-GAAP financial measures.

1. Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Corporate EBITDA

We present EBITDA and Corporate EBITDA to provide investors with supplemental measures of our operating performance and liquidity and, in the case of Corporate EBITDA, information utilized in the calculation of the financial covenants under Hertz’s senior credit facilities. EBITDA is defined as consolidated net income before net interest expense, consolidated income taxes and consolidated depreciation and amortization. Corporate EBITDA differs from the term “EBITDA” as it is commonly used. Corporate EBITDA means “EBITDA” as that term is defined under Hertz’s senior credit facilities, which is generally consolidated net income before net interest expense (other than interest expense relating to certain car rental fleet financing), consolidated income taxes, consolidated depreciation (other than depreciation related to the car rental fleet) and amortization and before certain other items, in each case as more fully defined in the agreements governing Hertz’s senior credit facilities. The other items excluded in this calculation include, but are not limited to: non-cash expenses and charges; extraordinary, unusual or non-recurring gains or losses; gains or losses associated with the sale or write-down of assets not in the ordinary course of business; certain management fees paid to the Sponsors; and earnings to the extent of cash dividends or distributions paid from non-controlled affiliates. Further, the covenants in Hertz’s senior credit facilities are calculated using Corporate EBITDA for the most recent four fiscal quarters as a whole. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or for any complete fiscal year.

Management uses EBITDA and Corporate EBITDA as performance and cash flow metrics for internal monitoring and planning purposes, including the preparation of our annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions. In addition, both metrics are important to allow us to evaluate profitability and make performance trend comparisons between us and our competitors. Further, we believe EBITDA and Corporate EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industries.

EBITDA is also used by management and investors to evaluate our operating performance exclusive of financing costs and depreciation policies. Further, because we have two business segments that are financed differently and have different underlying depreciation characteristics, EBITDA enables investors to isolate the effects on profitability of operating metrics such as revenue, operating expenses and selling, general and administrative expenses. In addition to its use to monitor performance trends, EBITDA provides a comparative metric to management and investors that is consistent across companies with different capital structures and depreciation policies. This enables management and investors to compare our performance on a consolidated basis and on a segment basis to that of our peers. In addition, our management uses consolidated EBITDA as a proxy for cash flow available to finance fleet expenditures and the costs of our capital structure on a day-to-day basis so that we can more easily monitor our cash flows when a full statement of cash flows is not available.

Corporate EBITDA also serves as an important measure of our performance. Corporate EBITDA for our car rental segment enables us to assess our operating performance inclusive of fleet management performance, depreciation assumptions and the cost of financing our fleet. In addition, Corporate EBITDA for our car rental segment allows us to compare our performance, inclusive of fleet mix and financing decisions, to the performance of our competitors. Since most of our competitors utilize asset-backed fleet debt to finance fleet acquisitions, this measure is relevant for evaluating our operating efficiency inclusive of our fleet acquisition and utilization. For our equipment rental segment, Corporate EBITDA provides an appropriate measure of performance because the investment in our equipment fleet is longer-term in nature than for our car rental segment and therefore Corporate EBITDA allows management to assess operating performance exclusive of interim changes in depreciation assumptions. Further, unlike our car rental segment, our equipment rental fleet is not financed through separate securitization-based fleet financing facilities, but rather through our corporate debt. Corporate EBITDA for our equipment rental segment is a key measure used to make investment decisions because it enables us to evaluate return on investments. For both segments, Corporate EBITDA provides a relevant profitability metric for use in comparison of our performance against our public peers, many of whom publicly disclose a comparable metric. In addition, we believe that investors, analysts and rating agencies consider EBITDA and Corporate EBITDA useful in measuring our ability to meet our debt service obligations and make capital expenditures. Several of Hertz’s material debt covenants are based on financial ratios utilizing Corporate EBITDA and non-compliance with those covenants could result in the requirement to immediately repay all amounts outstanding under those agreements, which could have a material adverse effect on our results of operations, financial position and cash flows.

EBITDA and Corporate EBITDA are not recognized measurements under GAAP. When evaluating our operating performance or liquidity, investors should not consider EBITDA and Corporate EBITDA in isolation of, or as a substitute for, measures of our financial performance and liquidity as determined in accordance with GAAP, such as net income, operating income or net cash provided by operating activities. EBITDA and Corporate EBITDA may have material limitations as performance measures because they exclude items that are necessary elements of our costs and operations. Because other companies may calculate EBITDA and Corporate EBITDA differently than we do, EBITDA may not be, and Corporate EBITDA as presented is not, comparable to similarly titled measures reported by other companies.

Borrowings under Hertz’s senior credit facilities are a key source of our liquidity. Hertz’s ability to borrow under these senior credit facilities depends upon, among other things, the maintenance of a sufficient borrowing base and compliance with the financial ratio covenants based on Corporate EBITDA set forth in the credit agreements for Hertz’s senior credit facilities. Hertz’s senior term loan facility requires it to maintain a specified consolidated leverage ratio and a consolidated interest expense coverage ratio based on Corporate EBITDA, while its senior asset-based loan facility requires that a specified consolidated leverage ratio and consolidated fixed charge coverage ratio be maintained for periods during which there is less than $200 million of available borrowing capacity under the senior asset-based loan facility. These financial covenants became applicable to Hertz beginning September 30, 2006, reflecting the four quarter period ending thereon. Failure to comply with these financial ratio covenants would result in a default under the credit agreements for Hertz’s senior credit facilities and, absent a waiver or an amendment from the lenders, permit the acceleration of all outstanding borrowings under the senior credit facilities. As of March 31, 2008, we performed the calculations associated with the above noted financial covenants and determined that Hertz is in compliance with such covenants.

2. Adjusted Pre-Tax Income

Adjusted pre-tax income is calculated as income before income taxes and minority interest plus non-cash purchase accounting charges, non-cash debt charges relating to the amortization of debt financing costs and debt discounts and certain one-time charges and non-operational items. Adjusted pre-tax income is important to management because it allows management to assess operational performance of our business, exclusive of the items mentioned above.  It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability.  Management believes that it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same bases that management uses internally.

3. Adjusted Net Income

Adjusted net income is calculated as adjusted pre-tax income less a provision for income taxes derived utilizing a normalized income tax rate and minority interest. The normalized income tax rate is management’s estimate of our long-term tax rate.  Adjusted net income is important to management and investors because it represents our operational performance exclusive of the effects of purchase accounting, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

4. Adjusted Diluted Earnings Per Share

Adjusted diluted earnings per share is calculated as adjusted net income divided by, for 2008, the actual diluted weighted average number of shares outstanding for the year ended December 31, 2007, and for 2007, the pro forma post-IPO number of shares outstanding. Adjusted diluted earnings per share is important to management and investors because it represents a measure of our operational performance exclusive of the effects of purchase accounting adjustments, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors. Utilizing the pro forma post-IPO number of shares outstanding in 2007 is important to management and investors because it represents a measure of our earnings per share as if the effects of the initial public offering were applicable to all periods in 2007.

5. Transaction Days

Transaction days represent the total number of days that vehicles were on rent in a given period.

6. Car Rental Rate Revenue and Rental Rate Revenue Per Transaction Day

Car rental rate revenue consists of all revenue, net of discounts, associated with the rental of cars including charges for optional insurance products, but excluding revenue derived from fueling and concession and other expense pass-throughs, NeverLost units and certain ancillary revenue. Rental rate revenue per transaction day is calculated as total rental rate revenue, divided by the total number of transaction days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This statistic is important to management and investors as it represents the best measurement of the changes in underlying pricing in the car rental business and encompasses the elements in car rental pricing that management has the ability to control.

7. Equipment Rental and Rental Related Revenue

Equipment rental and rental related revenue consists of all revenue, net of discounts, associated with the rental of equipment including charges for delivery, loss damage waivers and fueling, but excluding revenue arising from the sale of equipment, parts and supplies and certain other ancillary revenue. Rental and rental related revenue is adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This statistic is important to our management and to investors as it is utilized in the measurement of rental revenue generated per dollar invested in fleet on an annualized basis and is comparable with the reporting of other industry participants.

8. Same Store Revenue Growth

Same store revenue growth represents the change in the current period total same store revenue over the prior period total same store revenue as a percentage of the prior period. The same store revenue amounts are adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends.

9. Unlevered Pre-Tax Cash Flow

Unlevered pre-tax cash flow is calculated as Corporate EBITDA less equipment rental fleet depreciation including gain (loss) on sale, non-fleet capital expenditures, net of non-fleet disposals, plus changes in working capital (accounts receivable, inventories, prepaid expenses, accounts payable and accrued liabilities), and changes in other assets and liabilities (including public liability and property damage, U.S. pension liability, other assets and liabilities, equity and minority interest). Unlevered pre-tax cash flow is important to management and investors as it represents funds available to pay corporate interest and taxes and to grow our fleet or reduce debt.

10. Levered After-Tax Cash Flow Before Fleet Growth

Levered after-tax cash flow before fleet growth is calculated as Unlevered Pre-Tax Cash Flow less corporate net cash interest and corporate cash taxes. Levered after-tax cash flow before fleet growth is important to management and investors as it represents the funds available to grow our fleet or reduce our debt.

11. Corporate Net Cash Interest (used in the calculation of Levered After-Tax Cash Flow Before Fleet Growth)

Corporate net cash interest represents total interest expense, net of total interest income, less car rental fleet interest expense, net of car rental fleet interest income, and non-cash corporate interest charges. Non-cash corporate interest charges represent the amortization of corporate debt financing costs and corporate debt discounts. Corporate net cash interest helps management and investors measure the ongoing costs of financing the business exclusive of the costs associated with the fleet financing.

12. Corporate Cash Taxes (used in the calculation of Levered After-Tax Cash Flow Before Fleet Growth)

Corporate cash taxes represents cash paid by the Company during the period for income taxes.

13. Levered After-Tax Cash Flow After Fleet Growth

Levered after-tax cash flow after fleet growth is calculated as Levered After-Tax Cash Flow Before Fleet Growth less equipment rental fleet growth capital expenditures and less gross car rental fleet growth capital expenditures plus car rental fleet financing. Levered after-tax cash flow after fleet growth is important to management and investors as it represents the funds available for the reduction of corporate debt.

14. Net Corporate Debt

Net corporate debt is calculated as total debt excluding fleet debt less cash and equivalents and short-term investments, if any, and corporate restricted cash. Corporate debt consists of senior notes issued prior to the Acquisition; borrowings under our Senior Term Facility; borrowings under our Senior ABL Facility; our Senior Notes; our Senior Subordinated Notes; and certain other indebtedness of our domestic and foreign subsidiaries. Net Corporate Debt is important to management, investors and ratings agencies as it helps measure our leverage. Net Corporate Debt also assists in the evaluation of our ability to service our non-fleet-related debt without reference to the expense associated with the fleet debt, which is fully collateralized by assets not available to lenders under the non-fleet debt facilities.

15. Net Fleet Debt

Net fleet debt is calculated as total fleet debt less restricted cash associated with fleet debt. Fleet debt consists of our U.S. ABS Fleet Debt, the Fleet Financing Facility, obligations incurred under our International Fleet Debt Facilities, capital lease financings relating to revenue earning equipment that are outside the International Fleet Debt Facilities, the Belgian Revolving Credit Facility, the Brazilian Credit Facility, the Canadian Fleet Financing Facility, the U.K. Leveraged Financing and the pre-Acquisition ABS Notes. This measure is important to management, investors and ratings agencies as it helps measure our leverage.

16. Corporate Restricted Cash (used in the calculation of Net Corporate Debt)

Total restricted cash includes cash and equivalents that are not readily available for our normal disbursements. Total restricted cash and equivalents are restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities, our like-kind exchange programs and to satisfy certain of our self insurance regulatory reserve requirements. Corporate restricted cash is calculated as total restricted cash less restricted cash associated with fleet debt.

17. Restricted Cash Associated with Fleet Debt (used in the calculation of Net Fleet Debt and Corporate Restricted Cash)

Restricted cash associated with fleet debt is restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities and our car rental like-kind exchange program.